Exhibit 3.7

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “COVERAGE PLUS ANTENNA SYSTEMS LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIRST DAY OF APRIL, A.D. 2004, AT 10:51 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE SEVENTH DAY OF APRIL, A.D. 2004, AT 1:38 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “COVERAGE PLUS ANTENNA SYSTEMS LLC”.

Jeffrey W. Bullock, Secretary of State
3784917 8100H 130414755	AUTHENTICATION: 0344239
DATE: 04-09-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

COVERAGE PLUS ANTENNA SYSTEMS LLC

This Certificate of Formation of Coverage Plus Antenna Systems LLC is being executed and filed by Stephen W. Crawford, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.	The name of the limited liability company is Coverage Plus Antenna Systems LLC.

2.	The address of its registered office in the State of Delaware is: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective on April 1, 2004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Coverage Plus Antenna Systems LLC as of this 1st day of April, 2004.

Stephen W. Crawford
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:46 AM 04/01/2004 FILED 10:51 AM 04/01/2004 SRV 040239897 – 3784917 FILE

State of Delaware Secretary of State Division of Corporations Delivered 01:38 PM 04/07/2004 FILED 01:38 PM 04/07/2004 SRV 040256108 – 3784917 FILE

CERTIFICATE OF MERGER

OF

COVERAGE PLUS ANTENNA SYSTEMS, INC.

(a Florida Corporation)

into

COVERAGE PLUS ANTENNA SYSTEMS LLC

(a Delaware limited liability company)

dated: April 7, 2004

The undersigned limited liability company formed and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization
Coverage Plus Antenna Systems, Inc.	Florida
Coverage Plus Antenna Systems LLC	Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed by (i) Coverage Plus Antenna Systems, Inc., a Florida Corporation (the “Foreign Company”), and (ii) Coverage Plus Antenna Systems LLC, a Delaware limited liability company (the “Delaware LLC”).

THIRD: The name of the surviving domestic limited liability company is Coverage Plus Antenna Systems LLC.

FOURTH: The merger of the Foreign Company into the Delaware LLC shall be effective at 12:01 a.m. on April 7, 2004 Eastern Standard Time.

FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the surviving limited liability company. The address of such place of business of the surviving limited liability company is 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of the Delaware LLC and to any person holding an interest in the Foreign Company.

IN WITNESS WHEREOF, Coverage Plus Antenna Systems LLC has caused this Certificate of Merger to be duly executed.

COVERAGE PLUS ANTENNA SYSTEMS LLC

By:
Name: Stephen W. Crawford
Title: Authorized Person